Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986, 33-56101, 333-95043 and 333-109890) of Ecolab Inc. of our report dated June 28, 2007 related to our audits of the financial statements of the Ecolab Savings Plan and ESOP as of December 31, 2006 and 2005 and for the year ended December 31, 2006, which appears in this Form 11-K.

/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
June 28, 2007